UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	No fee required.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WEAVE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 14, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Weave Communications, Inc. on Thursday, May 26, 2022 at 10:00 a.m. Eastern Time. In order to support the health and well-being of our stockholders as the United States emerges from the COVID-19 pandemic, business partners, employees and board of directors, the Annual Meeting will be a completely virtual meeting, conducted only via live webcast on the internet. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with internet access. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MVGTL9P at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at https://investors.getweave.com/investor-resources/contact-ir.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card, each of which is enclosed.
Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. You will receive a Notice of Internet Availability of Proxy Materials, or the Notice, which we expect to mail on or about April 14, 2022, unless you have previously requested to receive our proxy materials in paper form. Our board of directors has fixed the close of business on April 4, 2022, as the record date for the Annual Meeting, or the Record Date, and only stockholders of record as of the Record Date may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the internet or telephone, as instructed in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting. Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please vote as soon as possible by submitting your proxy electronically via the Internet or by telephone by following the instructions in the Notice or if you asked to receive the proxy materials in paper form, please complete, sign and date the proxy card and return it in the postage paid envelope provided.

Sincerely,
Roy Banks
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 26, 2022: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 ARE AVAILABLE FREE OF CHARGE AT WWW.INVESTORVOTE.COM.

WEAVE COMMUNICATIONS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 14, 2022

Time and Date:	May 26, 2022 at 10:00 a.m. Eastern Time.

Place:	The Annual Meeting will be held on Thursday, May 26, 2022 at 10:00 a.m. Eastern Time via live webcast on the internet at www.meetnow.global/MVGTL9P.

Items of Business:	1.	Elect the three Class I directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2025 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Weave Communications, Inc. for the fiscal year ending December 31, 2022.

	3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 4, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:	Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at https://investors.getweave.com/investor-resources/contact-ir or, if you are a registered holder, contact our transfer agent, Computershare Trust Company, N.A., through its website at www.computershare.com or by phone at (800) 736-3001.
By Order of the Board of Directors,

Roy Banks Chief Executive Officer	Stuart C. Harvey Jr. Chairperson of the Board

WEAVE COMMUNICATIONS, INC.
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

-i-

Investors’ Rights, Voting, and Right of First Refusal Agreements	38
Indemnification Agreements	39
Review, Approval or Ratification of Transactions with Related Parties	39
DELINQUENT SECTION 16(A) REPORTS	39
REPORT OF THE AUDIT COMMITTEE	39
ADDITIONAL INFORMATION	40
OTHER MATTERS	41

-ii-

WEAVE COMMUNICATIONS, INC.
________________
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 26, 2022
________________
APRIL 14, 2022
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of our board of directors of Weave Communications, Inc. for use at Weave Communications’ 2022 Annual Meeting of Stockholders (the "Annual Meeting" or “meeting”) to be held on Thursday, May 26, 2022 at 10:00 a.m. Eastern Time via live webcast on the internet at www.meetnow.global/MVGTL9P. References in the proxy statement for the Annual Meeting, or the Proxy Statement, to “we,” “us,” “our,” the “Company” or “Weave Communications” refer to Weave Communications Inc.
Internet Availability of Proxy Materials
We will mail, on or about April 14, 2022, the Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record and beneficial owners at the close of business on April 4, 2022. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.
The Notice will identify the website where the proxy materials will be made available; the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and our board of directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement; our Annual Report on Form 10-K for the year ended December 31, 2021, or our Annual Report, and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the meeting and vote in person.
Questions and Answers About the Meeting and Related Topics
Q:    What is included in these materials?
A:    These materials include.
•The Proxy Statement; and
•The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, or the Annual Report, as filled with the Securities and Exchange Commission, or the SEC, on March 23, 2022.

Q:    What is the purpose of the meeting?
A:    At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.
Q:    What proposals are scheduled to be voted on at the meeting?
A:    Stockholders will be asked to vote on the following two proposals at the meeting:
1.to elect Roy Banks, Tyler Newton and David Silverman as Class I directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal; and
2.to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Q:    Could matters other than Proposal One and Proposal Two be decided at the meeting?
A:    Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Weave Communications, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.
Q:    How does the board of directors recommend I vote on these proposals?
A:    Our board of directors recommends that you vote your shares:
•“FOR ALL” the nominees to the board of directors (Proposal One); and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two).
Q:    Who may vote at the Annual Meeting?
A:    Stockholders of record as of the close of business on April 4, 2022, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 64,903,988 shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by Weave Communications, Inc.
Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting. Beneficial owners must obtain a valid proxy from the organization that holds their shares and present it to Computershare Trust Company, N.A., at least three (3) business days in advance of the Annual Meeting.
Q:    How do I vote?
A.    You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your Notice. To use an alternative voting procedure, follow the instructions on each voting instruction form and/or proxy card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•vote by telephone or through the internet - in order to do so, please follow the instructions shown on your Notice or proxy card;
•vote by mail – if you request or receive a paper proxy card or voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
•vote in person - you may virtually attend and participate in the Annual Meeting online at www.meetnow.global/MVGTL9P and vote your shares electronically before the polls close during the Annual Meeting.
Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on May 25, 2022. If you vote by mail, your proxy card must be received by May 25, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you request or receive a paper proxy card, will not affect your right to vote in person virtually should you decide to attend and participate in the meeting virtually.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction form provided by your brokerage firm, bank, or other nominee as directed by your nominee. To electronically vote in person virtually at the meeting online, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:    How do I vote by internet or telephone?
A.    If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice or proxy card or voting instruction form. Please have each Notice or proxy card or voting instruction form you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person virtually (as detailed above) should you decide to attend the meeting.
The telephone and internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.
Q:    What shares can I vote?
A:    Each share of Weave Communications common stock issued and outstanding as of the close of business on April 4, 2022 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 4, 2022, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Q:    How many votes am I entitled to per share?
A:    Each holder of shares of common stock is entitled to one vote for each share of common stock held as of April 4, 2022.
Q:    What is the quorum requirement for the meeting?
A:    The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present in person virtually or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person virtually at the Annual Meeting or if you have properly submitted a proxy.
Q:    How are abstentions and broker non-votes treated?
A:    Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. Abstentions have no effect on Proposal One or Proposal Two.
A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include proposals other than Proposal Two, such as the election of directors. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.
Q:    What is the vote required for each proposal?
A:    The votes required to approve each proposal are as follows:
•Proposal One: Each director nominee must be elected by a plurality of the votes of the shares present in person virtually or represented by proxy at the meeting and entitled to vote on the election of directors, meaning that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
•Proposal Two: Approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Q:    If I submit a proxy, how will it be voted?
A:    When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q:    What should I do if I get more than one proxy card or voting instruction form?
A:    Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction forms. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction forms you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:    Can I change my vote or revoke my proxy?
A:    You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.
If you are the stockholder of record, you may change your vote by:
•granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•providing a written notice of revocation to our Corporate Secretary at Weave Communications, Inc., 1331 W Powell Way, Lehi, Utah 84043, prior to your shares being voted, or
•participating in the Annual Meeting and voting electronically online at www.meetnow.global/MVGTL9P . Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.meetnow.global/MVGTL9P.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Q:    How can I attend the Annual Meeting?
A:    The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MVGTL9P and by clicking the Q&A button on your screen and typing your question into the provided text field. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q.    How do I register to attend the Annual Meeting virtually on the Internet?
A:    If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Weave Communications holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 23 (3 business days in advance of the meeting), 2022.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail
Computershare
Weave Communications Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Q:    Can I submit questions prior to and during the meeting?
A:    Yes, you can submit questions prior to and during the meeting. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.meetnow.global/MVGTL9P, as further described above.
The virtual Annual Meeting format allows stockholders to communicate with the Company prior to and during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.meetnow.global/MVGTL9P, clicking the Q&A button on your screen and typing your question into the provided text field.
We reserve the right to exclude questions regarding topics that are not pertinent to Annual Meeting matters or Company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the Investors section of our website (http://dhigroupinc.com/investors), as soon as practicable after the Annual Meeting.
Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the meeting at www.meetnow.global/MVGTL9P.
Q:    What if I have trouble accessing the Annual Meeting virtually?
A:    The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.
Q:    Why is the Annual Meeting being held only online?
A:    In order to support the health and well-being of our stockholders, business partners, employees and board of directors as the United States emerges from the COVID-19 pandemic, we will be conducting the Annual Meeting solely online. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.
Q.    How can I get electronic access to the proxy materials?
A:    Your Notice will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the internet; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:    Is there a list of stockholders entitled to vote at the Annual Meeting?
A:    The names of stockholders of record entitled to vote will be available for inspection during the virtual Annual Meeting at 1331 W Powell Way, Lehi, Utah 84043. In addition, for ten (10) days prior to the meeting, the names of stockholders of record entitled to vote will be available for inspection by stockholders of record for any purpose germane to the meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at our offices located at 1331 W Powell Way, Lehi, Utah 84043. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary at Weave Communications Inc., 1331 W Powell Way, Lehi, Utah 84043, or email ir@getwaeve.com to arrange for electronic access to the stockholder list.
Q:    Who will tabulate the votes?
A:    A representative of Computershare will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:    Where can I find the voting results of the Annual Meeting?
A:    We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”
Brokers with account holders who are Weave Communications stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Weave Communications that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Weave Communications, Inc., 1331 W Powell Way, Lehi, Utah 84043 or (3) contact our Investor Relations department by email at ir@getweave.com or by telephone at (385) 336-5493. Stockholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:    What if I have questions about my Weave Communications shares or need to change my mailing address?
A:    You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001, through its website at www.computershare.com or by U.S. mail at 462 South 4th Street, Suite 1600, Louisville, KY 40202, if you have questions about your Weave Communications shares or need to change your mailing address.
Q:    Who is soliciting my proxy and paying for the expense of solicitation?
A:    The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, upon request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.
Q:    What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2023 Annual Meeting, or for consideration at our 2023 Annual Meeting?
A:    Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2023 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office. Our current principal executive office is located at 1331 W Powell Way, Lehi, Utah 84043. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2023 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than December 15, 2022 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If we do not receive a stockholder proposal by the deadline described above, we may exclude the proposal from our proxy statement for our annual stockholder meeting to be held in 2023.
Requirements for Stockholder Proposals to be presented at our 2023 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2023 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:

•not earlier than the close of business on January 26, 2023, and
•not later than the close of business on February 25, 2023.
If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after May 26, 2023 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Secretary at our principal executive office:
•not earlier than the close of business on the 120th day prior to such annual meeting, and
•not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.
To comply with the universal proxy rules (once effective), our stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.
A stockholder’s notice to our Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Weave Communications of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Weave Communications does not need to present the proposal for vote at such meeting.
Q:    How can I elect to receive my proxy materials electronically by email?
A:    Registered stockholder (i.e., you hold your shares through our transfer agent, Computershare) – To receive future copies of our proxy materials by email, registered stockholders should go to www.envisionreports.com/WEAV and follow the enrollment instructions. Upon completion of enrollment, you will receive an email confirming the election to use the online services. The enrollment in the online program will remain in effect until the enrollment is cancelled.
Beneficial stockholders (i.e., you hold your shares through an intermediary, such as a bank or broker) – Most beneficial stockholders can elect to receive an email that will provide electronic versions of the proxy materials. To view a listing of participating brokerage firms and enroll in the online program, beneficial stockholders should go www.ProxyVote.com follow the enrollment instructions. The enrollment in the online program will remain in effect for as long as the brokerage account is active or until the enrollment is cancelled.
Enrolling to receive our future proxy materials online will save us the cost of printing and mailing documents, as well as help preserve our natural resources.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://investors.getweave.com/ by clicking on “Governance Documents” in the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and governance committee.
Board Leadership Structure
The board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairperson of the Board, as the board of directors believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the board of directors. The board of directors has determined that having a director who is also the Chief Executive Officer serve as the Chairperson is not in the best interest of the Company’s stockholders at this time. This separation of roles enables our Chief Executive Officer to focus on his core responsibility of leading and managing our operations and day-to-day performance, consistent with strategic direction provided by the Board, and our Chairperson of the Board to focus on leading the board of directors in its fundamental role of providing guidance to, and independent oversight of, our management. Currently, Roy Banks serves as our Chief Executive Officer, and Stuart C. Harvey Jr. serves as Chairperson of the Board.
Our Board of Directors’ Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Although our board of directors does not have a standing risk management committee, it administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks, and more recently, risk exposures related to COVID-19. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies.
Our audit committee is responsible for reviewing and discussing our financial risk management policies, including our investment policies, and our major financial, accounting, tax, and enterprise risk exposures and the steps management has taken to monitor and control such exposure. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management. Our compensation committee reviews major compensation-related risk exposures and the steps management has taken to monitor and control such exposures. Our compensation committee also assesses whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Our nominating and governance committee assesses risks related to our corporate governance practices, the independence of our board of directors and monitors the effectiveness of our governance guidelines.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors
New York Stock Exchange, or NYSE, listing rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A 3 under the Securities Exchange Act. In order to be considered independent for purposes of Rule 10A 3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors by applying the independence principles and standards established by NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our board of directors has determined that none of the members of our board of directors other than Mr. Banks has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our board of directors other than Mr. Banks is “independent” as that term is defined under NYSE listing rules. Our board of directors has also determined that all members of our audit committee, compensation committee and nominating and governance committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at https://investors.getweave.com/, by clicking on “Governance Documents” in the

“Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our board of directors.
Audit Committee
Our audit committee is composed of Brett White, who is the chair of our audit committee, Tyler Newton and David Silverman. The composition of our audit committee meets the requirements for independence under current NYSE listing rules and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Mr. White is an audit committee financial expert within the meaning of Item 407(d) of Regulation S K of the Securities Act of 1933, as amended, or the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to oversight of our accounting and financial reporting processes, the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance of our internal audit function and systems of internal control, and audits of our financial statements, and to oversee our independent registered public accounting firm. Pursuant to its charter, our audit committee, among other things:
•selects a firm to serve as the independent registered public accounting firm to audit our financial statements;
•helps to ensure the independence of the independent registered public accounting firm;
•discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;
•develops procedures for employees to anonymously submit concerns about questionable accounting or audit matters; and
•considers the adequacy of our internal accounting controls and audit procedures.
Our audit committee has a written charter approved by our board of directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.getweave.com/, by clicking on “Governance Documents” in the “Governance” section of our website.
Compensation Committee
Our compensation committee is composed of Blake G Modersitzki, who is the chair of our compensation committee, Tyler Newton and Debora Tomlin. The composition of our compensation committee meets the requirements for independence under current NYSE listing rules and SEC rules and regulations. Other than Mr. Modersitzki, each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our overall compensation policies, plans and programs and human capital management function, and to review, determine and execute our compensation philosophy, and the compensation of our executive officers, directors, and other senior management, as appropriate. Pursuant to its charter, our compensation committee, among other things:
•reviews and determines the compensation of our executive officers and recommends to our board of directors the compensation for our directors;
•administers our stock and equity incentive plans;
•reviews and makes recommendations to our board of directors with respect to incentive compensation and equity plans; and
•establishes and reviews general policies relating to compensation and benefits of our employees.
The compensation committee may delegate its authority to a subcommittee of the compensation committee (consisting either of a subset of members of the committee or, after giving due consideration to whether the eligibility criteria described within the compensation committee charter with respect to committee members and whether such other board members satisfy such criteria, any members of the board of directors) except for its exclusive authority to determine the amount and form of compensation paid to the Chief Executive Officer.
Our compensation committee has a written charter approved by our board of directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.getweave.com/, by clicking on “Governance Documents” in the “Governance” section of our website.
Nominating and Governance Committee
Our nominating and corporate governance committee is composed of Tyler Newton, who is the chair of our nominating and governance committee, Stuart C. Harvey Jr. and David Silverman. The composition of the nominating and corporate governance committee meets the requirements for independence under current NYSE listing rules and SEC rules and regulations. The primary purpose of our nominating and governance committee is to discharge the responsibilities of our board of directors in ensuring that the board of directors is properly constituted to meet its fiduciary duties. Pursuant to its charter, our nominating and governance committee, among other things:
•identifies, evaluates and recommends nominees and consider and evaluate stockholder nominees for election to our board of directors and committees of our board of directors;
•conducts searches for appropriate directors;
•evaluates the performance of our board of directors and of individual directors;
•considers and makes recommendations to the board of directors regarding the composition of the board and its committees;

•reviews developments in corporate governance practices;
•evaluates the adequacy of our corporate governance practices and reporting; and
•makes recommendations to our board of directors concerning corporate governance matters.
Our nominating and governance committee has a written charter approved by our board of directors. A copy of the charter is available on the Investor Relations section of our website, which is located at https://investors.getweave.com/, by clicking on “Governance Documents” in the “Governance” section of our website.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Board, who is a non-employee and independent director, serves as the presiding director at these meetings.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during 2021 included Messrs. Modersitzki and Newton and Ms. Tomlin. None of the members of our compensation committee in 2021 was at any time during 2021 or at any other time one of our officers or employees, and other than Mr. Modersitzki, none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2021, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
In November 2021, entities affiliated with Pelion Ventures VI, L.P., a holder of more than 5% of our common stock and an affiliate of a member of our board of directors, Blake G Modersitzki, purchased approximately 400,000 shares in our initial offering public offering at our initial public offering price of $24.00 per share.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2021: (i) our board of directors met six (6) times; (ii) our audit committee met seven (7) times; (iii) our compensation committee met six (6) times; and (iv) our nominating and governance committee met one (1) time.
During 2021, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in November 2021, and did not have an annual meeting of stockholders in 2021.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairperson of the Board) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by our Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Weave Communications, Inc.
1331 W Powell Way,
Lehi, Utah 84043
Attn: Corporate Secretary
Global Code of Conduct
We have adopted a Global Code of Conduct that applies to all of the members of our board of directors, officers and employees. Our Global Code of Conduct is posted on the Investor Relations section of our website, which is located at https://investors.getweave.com/investor-resources/contact-ir, by clicking on “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Global Code of Conduct by posting such information on our website at the location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and governance committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and governance committee considers candidates recommended by stockholders, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “Questions and Answers About the Meeting-What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2023 Annual Meeting, or for consideration at our 2023 Annual Meeting?”
Director Qualifications
With the goal of developing an experienced and highly qualified board of directors, with a diverse background and skillset that contribute to the total mix of viewpoints and experience represented on the board of directors, our nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, character, integrity, judgment diversity, professional achievements, skills, financial and other areas of expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Our board of directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our company. Through the nomination process, our nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. Accordingly, our nominating and governance committee may consider such factors as gender, race, ethnicity, differences in professional background, experience at policy-making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III expire at our annual meetings of stockholders to be held in 2023 and 2024, respectively. Our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at our 2025 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and lengths of service on our board of directors as of March 31, 2022 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Roy Banks	55	Chief Executive Officer and Director	December 2020

Tyler Newton(1)(2)(3)	49	Director	August 2017

David Silverman(1)(3)	50	Director	October 2015

_______________________
(1)     Member of our audit committee
(2)     Member of our compensation committee
(3)     Member of our nominating and governance committee
Roy Banks has served as our Chief Executive Officer since December 2020 and as a member of our board of directors since August 2021. He has significant experience in the high-tech software development, e-commerce, internet marketing, and payment processing industries. Prior to joining our Company, he served as the Chief Executive Officer Partner of Tritium Partners from July 2019 to August 2020. Prior to that, he was the President of the LoadPay Business Unit from July 2018 to March 2019 and a board member for Truckstop from May 2017 to March 2019. He also served as the Chief Executive Officer of Network Merchants Inc. from May 2014 to May 2018. In addition to his role as Chief Executive Officer of our Company, Mr. Banks also currently serves as a Venture Partner for Pelion Venture Partners and as a director on the board of directors of Oportun Financial Corporation. Mr. Banks holds a B.S. Degree in business management from Utah Valley University.

We believe that Mr. Banks is qualified to serve on our board of directors because of the perspective and experience he provides as our Chief Executive Officer, as well as his extensive experience with payments and technology companies.
Tyler Newton has served as a member of our board of directors since August 2017. Since December 2006, Mr. Newton has served as a partner at Catalyst Investors, a growth equity investment firm he joined in April 2000. Mr. Newton has also served on the boards of directors of a number of privately held companies and previously served on the board of directors for Mindbody, Inc. until June 2016. Mr. Newton holds a B.A. degree in Economics from Middlebury College and is a CFA Charter holder.
We believe that Mr. Newton’s growth investing experience as a director of numerous technology companies give him the qualifications and skills to serve as a director.
David Silverman has served as a member of our board of directors since October 2015. Mr. Silverman has served as a managing partner at Crosslink Capital, a venture capital firm since July 2011. Prior to joining Crosslink Capital, Mr. Silverman was a managing director at Piper Jaffray from July 2009 to July 2011 and a partner at 3i Ventures from June 2000 to July 2008. Mr. Silverman holds a B.A. degree from Dartmouth College and a J.D. degree from Stanford University.
We believe that Mr. Silverman’s experience as a venture capital investor with a focus on financial technologies, and his overall management experience, give him the qualifications and skills to serve as a director.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of March 31, 2022 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Class II Directors:
Blake G Modersitzki (2)	56	Director	October 2015

Debora Tomlin (2)	53	Director	December 2020

Class III Directors:
Stuart C. Harvey Jr. (3)	60	Director	July 2020

Brett White (1)	59	Director	July 2020

_______________________
(1)    Member of our audit committee
(2)    Member of our compensation committee
(3)    Member of our nominating and governance committee

Stuart C. Harvey, Jr. has served as a member of our board of directors since July 2020 and as the chairperson of our board of directors since September 2021. Mr. Harvey currently serves as a senior advisor to Blackstone. Since September 2009, Mr. Harvey has served on the board of directors for Trustwave Holdings, Inc. including as chairman since June 2019. Mr. Harvey has also served on the boards of Engage2Excel, Inc. since July 2020 and Affinipay since March 2021. Since March 2021, Mr. Harvey has served as member of the board of directors of Portage FinTech Acquisition Corp. Mr. Harvey has also served as chairman of the board of directors for Paysafe Group from April 2018 to April 2021 and as executive chairman of the board of directors for WageWorks from September 2018 to August 2019. Prior to that, Mr. Harvey served as a managing director of Piper Sandler from November 2015 to December 2017 and was president and chief operating officer from November 2016 to December 2017. Mr. Harvey holds a B.A. degree in Government from Saint John’s University, a J.D. from The George Washington University Law School and an M.B.A. from Northwestern University – Kellogg School of Management.
We believe that Mr. Harvey’s senior leadership experience and significant expertise in corporate operations and finance qualifies him to serve as a director.
Blake G Modersitzki has served as a member of our board of directors since October 2015. Mr. Modersitzki has served as a managing director of Pelion Venture Partners from May 2002 until October 2013 when he was promoted to managing partner. He also has served as director of Deserve, Inc. since August 2016. Mr. Modersitzki holds a B.A. degree in Economics from Brigham Young University.
We believe that Mr. Modersitzki’s investment experience and knowledge of our industry give him the qualifications and skills to serve as a director.
Debora Tomlin has served as a member of our board of directors since December 2020. Since March 2016, Ms. Tomlin has served on the board of directors for LiveRamp Holdings, Inc. (f/k/a Acxiom Corporation). Ms. Tomlin served as the Chief Marketing Officer and Head of Global Communications for Norton Inc. (f/k/a Symantec Corporation) from February 2019 to September 2020. Prior to that, Ms. Tomlin served as the Chief Marketing & Distribution Officer for CSAA Insurance Group from August 2012 to February 2019. Ms. Tomlin holds a B.A. degree in English from Siena College and a master’s degree in Political Science from North Carolina State University.
We believe that Ms. Tomlin’s technology marketing background and public company experience give her the qualifications and skills to serve as a director.
Brett White has served as a member of our board of directors since July 2020. Mr. White served as the Chief Financial Officer for Mindbody, Inc. from July 2013 to December 2021 and also as its Chief Operating Officer from 2016 to 2020. Mr. White also serves as a member of the board of directors of Inspired Flight Technologies since January 2022 and as a member of the Dean Advisory Council and has served as an Entrepreneur in Residence for the Orfalea College of Business, California Polytechnic State University since April 2018. Mr. White holds a B.A. degree in Business Economics with honors and an Accounting emphasis from the University of California, Santa Barbara.
We believe that Mr. White’s financial background and public company experience give him the qualifications and skills to serve as a director.
There are no family relationships among our directors and executive officers.

Director Compensation
Director Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each person who served as a non‑employee member of our board of directors during the fiscal year ended December 31, 2021. Mr. Banks is not included in the table below, as he is employed as our Chief Executive Officer, and receives no compensation for his service as a director. The compensation received by Mr. Banks as an employee is shown in “Executive Compensation-Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Stuart C. Harvey Jr.	7,535	N/A	7,535
Blake G Modersitzki	6,003	N/A	6,003
Tyler Newton(3)	7,535	N/A	7,535
David Silverman(3)	6,258	N/A	6,258
Debora Tomlin	5,236	N/A	5,236
Brett White	7,024	N/A	7,024
_______________________
(1)    Beginning November 15, 2021, our non-employee directors became entitled to receive annual fees payable quarterly in arrears for service on our board of directors and committees thereof pursuant to our non-employee director compensation policy, as described further below under “—Non-Employee Director Compensation Arrangements.”
(2)    Our non‑employee directors held the following number of stock options as of December 31, 2021:

Name	Shares Subject to Outstanding Stock Options
Stuart C. Harvey Jr.	106,666
Blake G Modersitzki	N/A
Tyler Newton	N/A
David Silverman	N/A
Debora Tomlin	106,666
Brett White	106,666
(3)    Messrs. Newton and Silverman do not directly receive any compensation for their services as directors of the Company. Mr. Newton serves as a partner to Catalyst Investors, and Mr. Silverman is a control person of Crosslink LLC. Due to their services, all compensation and equity awards that Messrs. Newton and Silverman receive are payable and transferred to Catalyst Investors and Crosslink LLC, respectively.
Non-Employee Director Compensation Arrangements
Prior to the adoption of our non-employee director compensation policy, we had neither a formal compensation policy nor a formal policy of reimbursing expenses incurred by our non-employee directors in connection with their service. We reimbursed our non-employee directors for reasonable expenses incurred in connection with their attendance at board of directors or committee meetings and occasionally granted stock options, typically in connection with their appointment to our board of directors.
In connection with our initial public offering, our board of directors engaged Compensia, Inc., an independent compensation consultant, to assist with the development and adoption of our non-employee director compensation policy. Our policy, which became effective on November 15, 2021, is designed to obtain and retain the services of qualified persons to serve as members of our board of directors.

The policy provides for the following annual cash retainers, which are payable quarterly in arrears and pro-rated for partial quarters of service:
Annual Cash Retainer
•Non-employee member of board of directors: $35,000.
•Non-employee Chairperson: $20,000 (in addition to non-employee member retainer above).
•Non-Employee Lead Independent Director: $15,000 (in addition to non-employee member retainer above)
Annual Committee Cash Retainer:
•Audit Committee: $20,000 for Chair and $10,000 for other members.
•Compensation Committee: $12,000 for Chair and $6,000 for other members.
•Nominating and Governance Committee: $8,000 for Chair and $4,000 for other members.
Equity Grants
The policy also provides for grants of stock options or restricted stock units (in the discretion of our board of directors) to purchase shares of our common stock under the 2021 Equity Incentive Plan, or 2021 Plan, to the non-employee directors upon their initial election or appointment to our board of directors and annually during their continued service thereafter. Any stock options granted will have an exercise price equal to 100% of the fair market value of our common stock on the date of grant.
Each non-employee director who is elected or appointed for the first time to our board of directors (on or after November 15, 2021) will be granted an equity award with a grant date value of $300,000. The initial grant will vest in three annual installments on the first, second and third anniversary of the grant date, subject to the director’s continued service through such vesting dates.
In addition, on the date of each annual meeting of our stockholders beginning with the 2022 annual meeting, we will grant each continuing non-employee director who has served on our board of directors for at least 6 months prior to the annual meeting an equity award with a grant date value of $150,000. The annual equity award will vest in full on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of our stockholders, subject to the director’s continued service through such vesting date.
All equity awards to our non-employee directors will vest in full immediately prior to any change in control of ours.
Expense Reimbursement
Our non-employee director compensation policy also provides that we will reimburse our non-employee directors for reasonable expenses incurred in connection with the performance of their duties, in accordance with our travel and expense policy as in effect from time to time.

The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES FOR THE ELECTION OF THE THREE CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In addition to performing the audit of our financial statements, PricewaterhouseCoopers LLP provided various other services during the fiscal years ended December 31, 2021 and December 31, 2020. Our audit committee has determined that PricewaterhouseCoopers LLP’s provision of these services, which are described below, does not impair PricewaterhouseCoopers LLP’s independence from us. During the years ended December 31, 2021 and December 31, 2020, fees for services provided by PricewaterhouseCoopers LLP were as follows:

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$2,640,000	$350,000
Audit-Related Fees(2)	–	–
Tax Fees(3)	–	39,944
All Other Fees(4)	964	964
Total Fees	$2,640,964	$390,908
_______________________
(1)    “Audit Fees” represents fees for professional services rendered in connection with the audit of our financial statements, including audited financial statements presented in our Annual Report on Form 10‑K, review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. Included in 2021 Audit fees is an aggregate of $1,495,000 of fees billed in connection with our initial public offering, which closed in 2021. Audit fees in 2020 include fees related to the annual audit of our financial statements and review of interim financial statements included in our quarterly reports.
(2)    “Audit-Related Fees” represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, and other accounting and financial reporting consultation or research work necessary to comply with financial accounting and reporting standards.
(3)    “Tax Fees” represents fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.
(4)    “All Other Fees” represents access fees to accounting, financial and disclosure resources.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre‑approve all audit and permissible non‑audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit‑related services, tax services and other services. Pre‑approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre‑approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 by:
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock is based on 64,903,988 shares of our common stock outstanding on March 31, 2022. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Weave Communications, Inc., 1331 W Powell Way, Lehi, Utah 84043.

Name of Beneficial Owner	Common Stock	Options Exercisable within 60 days	Aggregate Number of Shares Beneficially Owned	% of Total Voting Power
5% Stockholders

Entities affiliated with Catalyst Investors QP IV, L.P.(1)	10,928,422	–	10,928,422	16.8%
Entities affiliated with Crosslink Capital(2)	9,589,063	–	9,589,063	14.8%
Entities affiliated with Bessemer Venture Partners(3)	7,566,659	–	7,566,659	11.7%
Entities affiliated with Tiger Global Private Investment Partners XI, L.P.(4)	7,426,846	–	7,426,846	11.4%
Entities affiliated with Pelion Ventures VI, L.P.(5)	5,545,371	–	5,545,371	8.5%
LEC Weave Holdings LLC(6)	3,500,634	–	3,500,634	5.4%

Tyler Newton(1)	10,928,422	–	10,928,422	16.8%
David Silverman(2)	9,589,063	–	9,589,063	14.8%
Blake G Modersitzki(5)(7)	5,582,371	–	5,582,371	8.6%
Roy Banks	–	691,521	691,521	1.1%
Wendy Harper	2,111	175,000	177,111	*
Matt Hyde	–	87,121	87,121	*
Stuart C. Harvey Jr.	2,660	48,888	51,548	*
Brett White	–	48,888	48,888	*
Debora Tomlin	–	37,777	37,777	*

All executive officers and directors as a group (12 persons)	26,404,627	1,729,989	28,134,616	42.2%
_______________________
* Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)    Based solely on a Schedule 13G filing by Catalyst Investors IV, L.P. on February 14, 2022, reporting shared voting and dispositive power over the shares. The stockholder’s address is 711 Fifth Avenue, Suite 600, New York, New York 10022.
(2)    Based solely on a Schedule 13D filing by Crosslink Capital, Inc. on November 22, 2021, reporting shared voting and dispositive power over the shares. The stockholder’s address is 2180 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(3)    Based solely on a Schedule 13G filing by Deer IX & Co. Ltd. on February 15, 2022, reporting sole voting and dispositive power over the shares. The stockholder’s address is c/o Bessemer Venture Partners,1865 Palmer Avenue; Suite 104, Larchmont, NY 10583.
(4)    Based solely on a Schedule 13G filing by Tiger Global Management, LLC on November 17, 2021, reporting shared voting and dispositive power over the shares. The stockholder’s address is 9 West 57th Street, 35th Floor, New York, New York 10019.
(5)    Based solely on a Schedule 13G filing by Pelion Ventures VI, L.P. on February 14, 2022, reporting shared voting and dispositive power over the shares. The stockholder’s address is c/o Pelion Venture Partners, 2750 E. Cottonwood Parkway, Suite 600, Salt Lake City, UT 84121.
(6)    Based solely on a Schedule 13G filing by Lead Edge Capital Management, LLC, on February 14, 2022, reporting shared voting and dispositive power over the shares. The stockholder’s address is 96 Spring Street, 5th Floor, New York, NY 10012.
(7)    Includes 37,000 shares directly held by Mr. Modersitzki.

EXECUTIVE OFFICERS
Our executive officers and their ages as of March 31, 2022 and positions with Weave Communications are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Roy Banks	55	Chief Executive Officer and Director
Alan Taylor	60	Chief Financial Officer
Marty Smuin	54	Chief Operating Officer
Ashish Chaudhary	43	Chief Technology Officer
Wendy Harper.	45	Chief Legal Officer and Corporate Secretary
Matt Hyde	41	Chief Revenue Officer
Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
Roy Banks For a brief biography of Mr. Banks, please see “Proposal One: Election of Directors - Nominees to Our Board of Directors.”
Alan Taylor has served as our Chief Financial Officer since June 2016. Prior to joining our company, Mr. Taylor served as the Chief Financial Officer of eFileCabinet from January to June 2016, the Chief Financial Officer of Adaptive Computing from December 2011 to December 2015, and as the President and Chief Executive Officer of DirectPointe from May 2009 to March 2012. Mr. Taylor has also served in financial and/or business development roles at Boeing, Ford Motor Company, AlliedSignal and Novell. Mr. Taylor received a B.S. degree in Business Management with a concentration in Finance and an M.B.A with a focus in Finance from Brigham Young University.
Marty Smuin has served as our Chief Operating Officer from August 2018 to August 2020 and again since December 2020. From August 2020 to December 2020, he served as our co-Chief Executive Officer. He also served on our board of directors from 2017 to 2019. Prior to joining our Company, Mr. Smuin served as the Chief Strategy Officer and Head of Corporate Development for Fortem Technologies from August 2017 to August 2018, where he serves on the Advisory Board. Mr. Smuin has served on the board of directors of MarketDial since 2018. Mr. Smuin has also served as an advisor and Co-Founder of Moobex/xTag since 2015. Prior to joining Fortem Technologies, Mr. Smuin served as the Chief Executive Officer of Adaptive Computing from January 2014 to July 2017. Mr. Smuin holds a B.A. in Spanish/Latin American studies with an emphasis on International Business, from the University of Oklahoma.
Ashish Chaudhary has served as our Chief Technology Officer since August 2021. Prior to that, he served as our Senior Vice President of Engineering since October 2020. Prior to joining our company, Mr. Chaudhary served as Vice President of Product and Engineering at Twilio Inc. from April 2018 to March 2020. He also served as Vice President Product Management of Core Payment Data/Risk/Platform at Blackhawk Network from September 2016 to April 2018 after successive roles at Tata Consulting Services, American Express, Microsoft and PayPal. Mr. Chaudhary holds a Bachelors in Automobile Engineering and a Master of Technology Mechanical Machine Design from the Indian Institute of Technology, Madras.

Wendy Harper has served as our Chief Legal Officer since March 2021 and Corporate Secretary since July 2021. Prior to joining our company, Ms. Harper served as a senior attorney and principal at Ernst & Young LLP from March 2013 to March 2021. Prior to that, Ms. Harper served as an associate at Latham & Watkins LLP and as an associate at Sullivan & Cromwell LLP. Ms. Harper received a B.A. in English and philosophy from Northwestern University and a J.D. from Stanford University Law School.
Matt Hyde has served as our Chief Revenue Officer since March 2021. Prior to joining our company, Mr. Hyde served as the Senior Vice President of Sales from January 2020 to March 2021 and the Vice President of Sales from July 2018 to January 2020 at Global Payments Integrated. Prior to that, Mr. Hyde served as the Vice President of Sales and Marketing at Network Merchants from August 2014 to July 2018.

EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2021, which consist of our principal executive officer and the next two most highly compensated executive officers, are:
•Roy Banks, our Chief Executive Officer;
•Wendy Harper, our Chief Legal Officer and Corporate Secretary; and
•Matt Hyde, our Chief Revenue Officer.
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our named executive officers during 2020 and 2021:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Roy Banks Chief Executive Officer	2021	358,455	100,000	—	11,142	469,597
	2020(4)	29,167	—	6,270,746	—	6,299,913

Wendy Harper Chief Legal Officer and Corporate Secretary	2021(5)	257,680	250,250	5,447,557	7,593	5,963,080

Matt Hyde Chief Revenue Officer	2021(6)	208,985	56,667	2,715,140	7,797	2,988,589

_______________________
(1)    For Messrs. Banks and Hyde, the amounts reported in this column represents their annual bonus earned for 2021. For Ms. Harper, the amount represents (i) a signing bonus of $100,000 paid in 2021 upon commencement of her employment pursuant to the terms of her February 2021 offer letter, (ii) a special bonus of $64,000 paid in 2021 upon the completion of our initial public offering, and (iii) an annual bonus earned for 2021 of $86,250. As further described below under “—2021 Bonus Plan,” 2021 annual bonuses for our named executive officers were paid pursuant to our 2021 Bonus Plan.
(2)    The amounts reported in this column represent the aggregate grant date fair value of the stock options granted under our 2015 Equity Incentive Plan (the “2015 Plan”) to our named executive officers in 2020 and 2021 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column for 2021 are set forth in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value of the options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant. Note that the amounts reported in this column reflect the accounting value for these equity awards and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.
(3)    Represents matching Company contributions under our 401(k) plan.
(4)    Mr. Banks was hired as our Chief Executive Officer in December 2020. The amount listed above for Mr. Banks’ salary in 2020 represents the prorated portion of the salary to which he was entitled to based on the duration of his employment in 2020.
(5)    Ms. Harper was hired as our Chef Legal Officer in March 2021. The amount listed above for Ms. Harper’s salary represents the prorated portion of the salary to which she was entitled to based on the duration of her employment in 2021. Ms. Harper’s annual base salary rate rose from $320,000 per year to $345,000 per year in November 2021 pursuant to her Employment Agreement with us dated November 1, 2021.
(6)    Mr. Hyde was hired as our Chief Revenue Officer in March 2021. The amount listed above for Mr. Hyde’s salary represents the prorated portion of the salary to which he was entitled to based on the duration of his employment in 2021. Mr. Hyde’s annual base salary rate rose from $270,000 per year to $300,000 per year in November 2021 pursuant to his Employment Agreement with us dated November 1, 2021.

2021 Bonus Plan
At the start of 2021, we approved a bonus plan for our executive leadership team for 2021, the 2021 Bonus Plan. Each participant in the 2021 Bonus Plan was eligible to receive a cash bonus based on the achievement of robust Company-based performance goals. To be eligible to earn a bonus under the 2021 Bonus Plan, a participant had to remain continually employed by, and in good standing with, us through the date when such bonus is paid by the Company. All of our named executive officers participated in the 2021 Bonus Plan. Although the Company-based goals were not achieved at the threshold levels, for retention purposes, the compensation committee determined it was appropriate to payout bonuses based on individual performance and achievement. For our named executive officers, these payouts ranged from approximately 38% to 63% of their respective target amounts.
Executive Employment Arrangements
Roy Banks. Pursuant to his employment agreement with us which became effective in November 2021, Mr. Banks is entitled to an annual base salary of $425,000 and an annual cash incentive bonus based upon the achievement of certain objective or subjective criteria determined by our compensation committee, with a target amount of up to $200,000 for fiscal year 2021 and up to 100% of his base salary for fiscal year 2022 and thereafter. Mr. Banks’ employment is “at will” and may be terminated by either party at any time. The agreement has an initial three-year term from November 2021, which will automatically renew for subsequent one-year periods unless either party notifies the other of an intention not to renew the agreement. Mr. Banks is also entitled to severance payments and benefits upon a termination of his employment by us without cause or by Mr. Banks for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”
Wendy Harper. Pursuant to her employment agreement with us which became effective in November 2021, Ms. Harper is entitled to an annual base salary of $345,000 and an annual cash incentive bonus based upon the achievement of certain objective or subjective criteria determined by our compensation committee, with a target amount of up to $138,000 for fiscal year 2021 and up to 45% of her base salary for fiscal year 2022 and thereafter. Ms. Harper’s employment is “at will” and may be terminated by either party at any time. The agreement has an initial three-year term from November 2021, which will automatically renew for subsequent one-year periods unless either party notifies the other of an intention not to renew the agreement. Ms. Harper is also entitled to severance payments and benefits upon a termination of her employment by us without cause or by Ms. Harper for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”
Matt Hyde. Pursuant to his employment agreement with us which became effective in November 2021, Mr. Hyde is entitled to an annual base salary of $300,000 and an annual cash incentive bonus based upon the achievement of certain objective or subjective criteria determined by our compensation committee, with a target amount of up to $150,000 for fiscal year 2021 and up to 50% of his base salary for fiscal year 2022 and thereafter. Mr. Hyde’s employment is “at will” and may be terminated by either party at any time. The agreement has an initial three-year term from November 2021, which will automatically renew for subsequent one-year periods unless either party notifies the other of an intention not to renew the agreement. Mr. Hyde is also entitled to severance payments and benefits upon a termination of his employment by us without cause or by Mr. Hyde for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control
Roy Banks
Under our employment agreement with Roy Banks, if his employment is terminated by us without cause or by Mr. Banks for good reason outside of the period beginning three months prior to and ending 12 months following a change in control (as such terms are defined in his employment agreement) and Mr. Banks executes a release of claims, Mr. Banks will be entitled to:
•the aggregate amount of his annual base salary, payable over a 12 month period from the date of termination; and
•reimbursement for COBRA premiums in an amount equal to his (and his eligible dependents’) monthly health premiums, at the coverage level in effect immediately prior to his termination, until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Banks (and his eligible dependents) become covered under similar plans.
In addition, Mr. Banks’s employment agreement provides that if his employment is terminated by us without cause or by him for good reason in the period beginning three months prior to and ending 12 months following a change in control and Mr. Banks executes a release of claims, he will be entitled to receive:
•a lump sum payment in the aggregate amount of 18 months of base salary;
•a lump sum cash payment equal to his prorated annual bonus for the calendar year of termination based on performance at 100% of target;
•reimbursement for COBRA premiums in an amount equal to his (and his eligible dependents’) monthly health premiums, at the coverage level in effect immediately prior to termination, until the earlier of (a) 18 months following the date of termination and (b) the date that Mr. Banks (and his eligible dependents) become covered under similar plans; and
•his outstanding unvested equity awards that are subject to time vesting will vest in full.
Wendy Harper and Matt Hyde
Under our employment agreements with Wendy Harper and Matt Hyde, if the respective named executive officer’s employment is terminated by us without cause, or, in the case of Ms. Harper, by her for good reason, outside of the period beginning three months prior to and ending 12 months following a change in control (as such terms are defined in their respective employment agreements) and the named executive officer executes a release of claims, then she or he, as the case may be, will be entitled to:
•the aggregate amount of the named executive officer’s annual base salary, payable over a 12 month period from the date of termination; and
•reimbursement for COBRA premiums in an amount equal to the named executive officer’s (and her or his eligible dependents’) monthly health premiums, at the coverage level in effect immediately prior to termination, until the earlier of (a) 12 months following the date of termination and (b) the date that the named executive officer (and her or his eligible dependents) become covered under similar plans.
In addition, Ms. Harper’s and Mr. Hyde’s employment agreements provide that if the respective named executive officer’s employment is terminated by us without cause or by her or him for good reason in the period beginning three months prior to and ending 12 months following a change in control and the named executive officer executes a release of claims, then she or he, as the case may be, will be entitled to receive:
•a lump sum payment in the aggregate amount of 12 months of base salary;
•a lump sum cash payment equal to the named executive officer’s prorated annual bonus for the calendar year of termination based on performance at 100% of target;
•reimbursement for COBRA premiums in an amount equal to the named executive officer’s (and her or his eligible dependents’) monthly health premiums, at the coverage level in effect immediately prior to termination, until the earlier of (a) 12 months following the date of termination and (b) the date that the named executive officer (and her or his eligible dependents) become covered under similar plans; and
•any outstanding unvested equity awards of the named executive officer that are subject to time vesting will vest in full.
Hedging and Pledging Policy
Under the terms of our insider trading policy, no employees, contractors, consultants and members of our board of directors (and their respective family members and any affiliated entities, such as venture capital funds) may engage in hedging or monetization transactions involving our securities, such as prepaid variable forward contracts, equity swaps, collars or exchange funds. In addition, such persons may not hold our securities in a margin account or pledge our securities as collateral for a loan unless the pledge has been approved by our Compliance Officer.
Outstanding Equity Awards at Fiscal Year‑End Table
The following table provides information regarding the outstanding stock option awards held by our named executive officers as of December 31, 2021.

		Option Awards(1)
		Number of Securities Underlying Unexercised Options(2)
Name	Grant Date	Exercisable	Unexercisable	Exercise Price(3)	Expiration Date
Roy Banks	12/22/2020	488,132	1,464,398	$10.76	12/21/2030

Wendy Harper	6/30/2021	—	600,000	15.26	6/29/2031

Matt Hyde	6/30/2021	—	298,702	15.26	6/29/2031

_______________________
(1)    All of the outstanding equity awards were granted under our 2015 Plan and are subject to acceleration of vesting upon the circumstances described in “—Potential Payments upon Termination or Change in Control” above.
(2)    Each of these stock options vests as to 25% of the shares on the one-year anniversary of the vesting commencement date, and as to 1/48 of the shares each month thereafter over the following three years. The vesting commencement dates are December 1, 2020, March 15, 2021 and March 22, 2021 for Mr. Banks, Ms. Harper and Mr. Hyde, respectively.
(3)    This column represents the fair market value of a share of our common stock on the date of grant as determined by our board of directors.
Equity Compensation Plan Information
We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Equity Incentive Plan, or the 2021 Plan, our 2021 Employee Stock Purchase Plan, or the ESPP, and our 2015 Equity Incentive Plan, or the 2015 Plan.
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise or settlement of outstanding securities	Weighted‑average exercise price of outstanding securities ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	7,745,211(2)	8.60(3)	11,404,126(4)
Equity compensation plans not approved by security holders	—	—	—
Total	7,745,211	8.60	11,404,126
_______________________
(1)    Includes the 2015 Plan, the 2021 Plan and the ESPP. For a description of these plans, refer to Note 12 to the historical financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(2)    Includes 7,574,136 shares available for issuance under our 2015 Plan and 2021 Plan upon the exercise of outstanding options and 171,075 shares available for issuance under our 2021 Plan pursuant to outstanding awards of restricted stock units.
(3)    The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding awards of restricted stock units, which have no exercise price.
(4)    Includes 10,275,201 shares remaining for issuance under the 2021 Plan and 1,300,000 shares remaining for issuance or subject to outstanding purchase rights under the ESPP. Any shares subject to awards under the 2015 Plan that otherwise would have been returned to the 2015 Plan on account of the expiration, cancellation or forfeiture of such awards following November 9, 2021 will be available for future grant and issuance under the 2021 Plan. In addition, the number of shares reserved for issuance under the 2021 Plan will increase automatically on January 1 of each year beginning with 2022 and ending with 2031 by a number of shares equal to the lesser of (i) 4,500,000 shares; (ii) 5% of the shares of common stock outstanding on the last day of the prior fiscal year; or (iii) such number of shares determined by our board of directors. Similarly, the number of shares reserved for issuance under the ESPP will increase automatically on January 1 of each year beginning with 2022 and ending with 2031 by a number of shares equal to the lesser of (i) 975,000 shares; (ii) 1% of the shares of common stock outstanding on the last day of the prior fiscal year; or (iii) such number of shares determined by our board of directors. The amount in this column does not reflect the automatic increase in the number of shares reserved for issuance under the 2021 Plan and the ESPP by 3,216,231 shares and by 643,246 shares, respectively, on January 1, 2022. Except as described in footnote (2), no further shares may be issued under our 2015 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal One: Election of Directors - Director Compensation,” respectively, since January 1, 2021, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Participation in our Initial Public Offering
Pelion Ventures VI, L.P. and Crosslink Capital, each a beneficial holder of more than 5% of our capital stock and affiliated with a member of our board of directors, or one or more of their respective affiliates, each purchased 400,000 shares in our initial public offering at the public offering price.
Employment of Related Person
A son-in-law of Marty Smuin, who serves as our Chief Operating Officer, was previously employed by us as an account executive. Mr. Smuin’s son-in-law received total compensation of $67,294 for 2021, calculated in the same manner as in the Summary Compensation Table. The total compensation includes salary, commissions, stock and option awards, and other compensation.
Another son-in-law of Marty Smuin has been employed by us as the head of field engineering since March 2021. Mr. Smuin’s son-in-law is received total compensation of $164,282 for 2021, calculated in the same manner as in the Summary Compensation Table. The total compensation includes salary, commissions, stock and option awards, and other compensation.
Right of First Refusal
Pursuant to our equity compensation plans and certain agreements with our stockholders, including our amended and restated first refusal and co-sale agreement originally dated May 9, 2014 and amended and restated on October 18, 2019, we or our assignees have a right to purchase shares of our capital stock that stockholders propose to sell to other parties. This right terminated upon the completion of our initial public offering. Since January 1, 2021, we have waived our right of first refusal in connection with the sale of certain shares of our capital stock in separate transactions that involved the sale or purchase or repurchase of such shares by our directors and officers, entities with which certain of our directors are affiliated and certain of our stockholders including related persons and holders of more than 5% of our capital stock. Specifically, each of Alan Taylor, Jefferson Lyman, Marty Smuin and John Curtius, as well as Pelion Ventures VI, L.P., entities affiliated with Bessemer Venture Partners, Tiger Global Private Investment Partners XI, L.P., and Crosslink Capital and certain of their affiliates, were parties in one or more of these transactions.
Investors’ Rights, Voting, and Right of First Refusal Agreements
In connection with our convertible preferred stock financings, we entered into investors’ rights, voting, and right of first refusal and co-sale agreements containing registration rights, voting rights, and rights of first refusal, among other things, with certain holders of our convertible preferred stock and certain holders of our common stock. The parties to these agreements include entities affiliated with Tiger Global Private Investment Partners XI, L.P., Catalyst Investors QP IV, L.P., Crosslink Capital, Pelion Ventures VI, L.P., and entities affiliated with Bessemer Venture Partners, which each hold more than 5% of our outstanding capital stock, and entities affiliated with our directors, Marty Smuin, Tyler Newton, Blake G Modersitzki and David Silverman. These stockholder agreements terminated upon the effectiveness of the registration statement for our initial public offering, except for the registration rights granted under our investors’ rights agreement.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Review, Approval or Ratification of Transactions with Related Parties
Our written related party transactions policy states that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related party transaction with us without the review and approval of our audit committee. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the facts and circumstances available and deemed relevant to the committee, including, but not limited to, whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2021 except for a late Form 3 filing for David Silverman due to a delay in receipt of Mr. Silverman’s EDGAR code.
REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, our audited consolidated financial statements for the fiscal year ended

December 31, 2021. Our audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
Our audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Submitted by the Audit Committee
Brett White, Chair
Tyler Newton
David Silverman
ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Weave Communications, Inc.
1331 W Powell Way
Lehi, Utah 84043
Attn: Investor Relations
Our annual report on Form 10-K for the fiscal year ended December 31, 2021 is also available at https://investors.getweave.com/infinancial-information/sec-filings under “SEC Filings” in the “Financial Information” section of our website.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,

Roy Banks
Chief Executive Officer
Lehi, Utah
April 14, 2022